Exhibit 5

April 30, 2012

First Niagara Financial Group, Inc.

726 Exchange Street, Suite 618

Buffalo, New York 14210

Ladies and Gentlemen:

First Niagara Financial Group, Inc. (the “Company”) has filed a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended with respect to seven million (7,000,000) shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) relating to the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan (the “Plan”).

As Assistant Secretary of the Company, I am familiar with the Certificate of Incorporation and the Amended and Restated By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the preparation of the Registration Statement. In connection with this offering, I have examined the Registration Statement, including the exhibits thereto, and such other documents and instruments and such questions of law and made such further investigation as I have deemed necessary or appropriate in connection with this opinion. My opinion expressed herein is based exclusively on the applicable provisions of the Delaware General Corporation Law and federal securities laws as in effect on the date hereof.

Based upon the foregoing, it is my opinion that the Common Stock to be registered, when issued and delivered pursuant to the Plan, will be legally issued and will be fully paid and non-assessable.

This opinion is rendered as of the date hereof and I assume no obligation to modify, update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention, or any changes in laws which may hereafter occur.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. By providing such consent, I do not admit that I come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Kristy Berner

Assistant Secretary and Assistant General Counsel